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                                                                    Exhibit 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Med/Waste, Inc. and Subsidiaries
Miami, Florida


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 1998, relating to the consolidated financial statements of Med/Waste, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


Miami, Florida
November 30, 1998                                      BDO Seidman, LLP